EXHIBIT 10.69

***Text Omitted and Filed Separately with

the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

This Master Services Agreement #12223.0.1 (“Agreement”) is entered into effective as of the date last signed by the Parties, (“Effective Date”) by and between RagingWire Enterprise Solutions, Inc., a Nevada corporation (“RagingWire”), and LookSmart, Ltd., a Delaware corporation (“Client”). In consideration of the mutual covenants contained in this Agreement, RagingWire and Client agree as follows:

1.	PURPOSE OF AGREEMENT. This Agreement sets forth the terms and conditions by which RagingWire will provide to Client, and Client shall accept and pay for, certain Services (as defined below). Each such Service will be specifically identified and described in a Service Level Agreement (“SLA”) executed by the Parties and delivered by them to each other, which refer to this Agreement. RagingWire contemplates that Client may contract for additional Services from time to time, and in each such case, a new SLA will be executed, specifically identifying and describing such additional Services and referencing this Agreement. Any equipment sales and/or leases shall be covered in a written agreement separate from this Agreement.

2.	DEFINITIONS

The following capitalized terms used in this Agreement have the meanings specified in this Section 2.

2.1	“Account Custodian” means the individuals (minimum of two (2)) designated by Client to be responsible for assigning passwords to Representatives, administering security profiles of Representatives, and verifying the identity of Representatives.

2.2	“Client Registration Form” means a collective reference to the separate documents that contain the name and contact information (e.g., pager, e-mail, and telephone numbers) for each of the Representatives authorized by Client to enter the Data Center(s), as delivered by Client to RagingWire and revised or amended in writing from time to time by Client.

2.3	“Client Technology” means Client’s proprietary technology and processes, including Client’s Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, inventions, trade secrets, and any related Intellectual Property Rights (whether owned by Client or licensed to Client by a third party) and also including any derivative works, improvements, enhancements, or extensions of the foregoing conceived, invented, reduced to practice, expressed in a tangible medium, or developed by Client without input from RagingWire during or prior to the Term that are uniquely applicable to Client and do not have general applicability in the art.

2.4	“Data Center(s)” means the facilities used by RagingWire to provide the Services to Client.

2.5	“Intellectual Property Rights” mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing throughout the universe:

(a)	Rights associated with works of authorship, including without limitation copyrights, moral rights, and mask-works;

(b)	Trademark and trade name rights and similar rights;

(c)	Trade secret rights;

(d)	Patents, design rights, and other industrial property rights;

(e)	All other intellectual and industrial property rights of every kind and nature and however designated (including logos, “rental” rights, and rights to remuneration), whether arising by operation of law, contract, license, or otherwise;

(f)	All registrations and applications (whether for patent, copyright or similar right), including all continuations, continuations-in-part, and divisionals thereof;

(g)	All renewals, extensions, reissues, and re-examinations of such patents now or hereafter in force; and

(h)	All rights in any of the foregoing.

2.6	“Notice of Service Commencement” means the written notice provided by RagingWire to Client which sets forth each Service to be provided pursuant to a SLA and the date each such Service commenced.

2.7	“Parties” means RagingWire and Client collectively; “Party” means either RagingWire or Client, as the case may be, individually.

2.8	“Professional Service(s)” means any professional or consulting services provided by RagingWire to Client, including, without limitation, any project based or one-time services. Any provision of Professional Services shall be governed by a written Professional Services Agreement separate from this Agreement.

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Master Services Agreement #12223.0.1 – Looksmart, Ltd.

2.9	“RagingWire Technology” means RagingWire’s proprietary technology and processes, including without limitation the Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, inventions, trade secrets, and any related Intellectual Property Rights (whether owned by RagingWire or licensed to RagingWire from a third party) and also including any derivative works, improvements, enhancements or extensions of the foregoing conceived, invented, reduced to practice, expressed in a tangible medium, or developed by RagingWire during or prior to the Term.

2.10	“Representative(s)” means the individuals authorized by Client to enter the Data Center(s) including, without limitation, any employees, contractors, or agents of Client. Each of the Representatives shall have received a valid password from the Account Custodian to access the Data Center(s).

2.11	“Rules and Regulations” means RagingWire’s written rules and regulations, as revised or amended from time to time by RagingWire (see Exhibit A attached to this Agreement).

2.12	“Section” means a numbered paragraph section of this Agreement.

2.13	“Service(s)” means the specific Services provided to Client by RagingWire as described in each SLA executed by Client and RagingWire, as amended from time to time; each of which is incorporated herein by reference.

2.14	“Service Commencement Date” means the date RagingWire begins providing Services to Client, as indicated in the applicable Notice of Service Commencement delivered by RagingWire to Client.

2.15	“Service Outage” is defined in the applicable SLA.

2.16	“Service Level Agreement” or “SLA” means a separate written service level agreement between Client and RagingWire that provides a description of each Service to be provided by RagingWire to Client. A SLA may contain additional information and provisions related to the Services and shall reference this Agreement. All SLAs executed by Client and RagingWire from time to time are incorporated herein by reference and all Services provided pursuant to all SLAs are subject to the terms and conditions of this Agreement. To the extent any terms herein apply solely to a Service not specified in a SLA, such terms shall not apply to Client. A SLA shall apply only to those Services specified therein and shall be deemed to have no relation to Services provided pursuant to any other SLA executed between the Parties.

2.17	“Term” means the Initial Term plus all Renewal Terms as defined in Section 4 (“Term”).

3.	DELIVERY OF SERVICES. By executing a SLA, RagingWire agrees to provide, and Client agrees to accept and pay for, the Services described in each SLA during the Term. All Services shall be deemed delivered, and the Parties’ respective obligations under this Agreement and the SLA shall be deemed performed at the Data Center providing the Services.

4.	TERM

4.1	Term Commencement. The term for provision of and payment for each Service will commence on the Service Commencement Date indicated in the applicable Notice of Service Commencement.

4.2	Initial Term. RagingWire will provide each Service to Client for an initial term commencing on the Service Commencement Date and ending on the date specified in the SLA (“Initial Term”).

5.	FEES AND PAYMENT TERMS

5.1	Fees. Client agrees to pay all fees due in accordance with the prices for each Service listed in each SLA.

5.2	Non-Recurring Charges, Variable, and One-Time Charges. Payment for non-recurring charges (“NRC”) (e.g., cage or power circuit installation charges), variable charges (e.g., burstable Internet bandwidth charges) and charges for one-time Services (e.g., Professional Services, etc.) shall be due no later than 30 days after the date of such invoice. Payment not received in a timely manner shall be considered late and the provisions of Section 5.4 (“Late Payments”) shall apply.

5.3	Monthly Recurring Charges. After Service Commencement, payment for monthly recurring charges (“MRC”) for each successive full month will be due and payable on the first day of that month, and RagingWire will send Client an invoice dated one (1) month prior to the first day of the month for which such recurring Services are to be provided.

5.4	Late Payments. Any delinquent payments shall be subject to the greater of a $50 charge or one percent (1%) fee per month on overdue payments starting on the date such payments are due.

5.5	Taxes and Other Fees. All fees charged by RagingWire for Services are exclusive of all taxes and similar fees imposed by government or regulatory agencies, now in force or enacted in the future, imposed on the transaction and/or the delivery of Services. Client agrees that it will be responsible for and will pay in full all such taxes and similar fees related solely to the Services provided by RagingWire, except for taxes based on RagingWire’s net income. All Services shall be deemed provided at the Data Center where such Services originated.

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Master Services Agreement #12223.0.1 – Looksmart, Ltd.

5.6	Payment in U.S. dollars; Automatic Funds Transfer. All payments shall be made to RagingWire in U.S. dollars by check or means of an automatic electronic funds transfer/debit system.

6.	CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY OWNERSHIP; LICENSE GRANTS

6.1	Confidential Information.

(a)	Non-Disclosure. RagingWire and Client acknowledge that each will have access to certain proprietary and/or confidential information of the other Party concerning, without limitation, the other Party’s business, plans, customers, R&D projects, financial, technology, products, and other information held in confidence by the other Party, whether in oral, written, graphic, or electronic form (collectively, “Confidential Information”). As used in this Agreement, Confidential Information will include without limitation:

i.	All information in tangible or intangible form that is marked or designated as confidential;

ii.	RagingWire Technology;

iii.	Client Technology; and

iv.	The terms and conditions of this Agreement, any SLA, and any other agreements between the Parties.

RagingWire and Client each agrees, on behalf of itself, its employees, and other persons to whom disclosure of Confidential Information is permitted under this Agreement, that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this Agreement, nor disclose to any third party, any of the other Party’s Confidential Information.

(b)	Non-Confidential Information. Notwithstanding Section 6.1(a) (“Non-Disclosure”), information will not be deemed Confidential Information under this Agreement if such information:

i.	Is known to the receiving Party prior to receipt from the disclosing Party, as evidenced by the records of the receiving Party;

ii.	Becomes known (independently of disclosure by the disclosing Party) to the receiving Party, directly or indirectly, from a source other than one having an obligation of confidentiality to the disclosing Party;

iii.	Becomes part of the public domain or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving Party; or

iv.	Is independently developed by the receiving Party without any breach of this Agreement.

(c)	Protection and Preservation. Each Party on behalf of itself, its Representatives, employees, agents, and contractors, agrees that it will receive and hold all Confidential Information in trust and confidence and that it will treat all Confidential Information with the same degree of care as it accords to its own confidential information of like sensitivity, but in no event less than a reasonable level of care. Each Party shall:

i.	Not sell, license, transfer, publish, disclose, display, or otherwise make available the Confidential Information of the other Party;

ii.	Not reverse assemble or reverse compile in whole or in part any applicable Confidential Information;

iii.	Acknowledge and take commercially reasonable steps to preserve the other Party’s ownership rights in and to such other Party’s Confidential Information;

iv.	Hold in trust and confidence and not use any Confidential Information except as necessary to perform obligations set forth in this Agreement; and

v.	Similarly bind in writing necessary third parties to the confidentiality obligations of this Section 6.1 (c).

Notwithstanding the foregoing, either Party shall have the right to disclose on a “need to know” basis the other Party’s Confidential Information to their own company’s appropriate officers, directors, employees, auditors, and attorneys, provided that they agree to be bound by the provisions of this Section 6. Further, each Party may disclose the other Party’s Confidential Information to the extent necessary to comply with an order of an administrative agency or court of competent jurisdiction, or to enforce a Party’s rights under this Agreement. As an express condition to the preceding sentence, the Party being required to disclose the information shall take all reasonable steps to prevent such disclosure and provide prior written notice thereof to the other Party in sufficient time to enable the other Party to seek a protective order or otherwise contest such disclosure. Each Party agrees that it will ensure that its Representatives, employees, agents, and contractors will not make use of, disseminate, or in any way disclose any Confidential Information of the other Party to any person,

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firm, or business, except as necessary to perform obligations set forth in this Agreement and then only under a written confidentiality agreement no less restrictive than this Section 6.1 (“Confidential Information”).

(d)	Method of Disclosure. Information disclosed in written form or electronically transmitted shall be considered Confidential Information only if it contains the legend “Confidential,” “Proprietary,” or some other legend of similar import. Information disclosed in other-than-written form shall be deemed Confidential Information only if the disclosing Party states that the disclosure is confidential at the time it is made and sends the recipient of the information a written summary, with an appropriate confidentiality legend, of the information so disclosed within 15 days thereafter.

(e)	Return of Confidential Information. Upon termination or expiration of this Agreement, or upon written request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party all documents and other tangible materials representing the disclosing Party’s Confidential Information and all copies thereof, and shall permanently erase or destroy all Confidential Information stored by or for the receiving Party in electronic, optical, mechanical, or other storage medium, except as required to comply with any applicable legal requirement, and shall certify, in writing, the completion of the foregoing to the disclosing Party.

6.2	Intellectual Property.

(a)	Ownership. Except for the rights expressly granted pursuant to Section 6.3(a) (“Grant By RagingWire”), this Agreement does not transfer from RagingWire to Client any RagingWire Technology and all right, title, and interest (including, without limitation, Intellectual Property Rights) in and to the RagingWire Technology will remain solely with RagingWire. Except for the rights expressly granted pursuant to Section 6.3(b) (“Grant By Client”), this Agreement does not transfer from Client to RagingWire any Client Technology and all right, title, and interest (including, without limitation, Intellectual Property Rights) in and to the Client Technology will remain solely with Client.

(b)	General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, Client will not at any time prohibit or enjoin RagingWire from using any concepts, skills, knowledge, and techniques relating to information technology that is or are acquired during the course of providing the Services, including, without limitation, skills, knowledge, and information publicly known or available, generally applicable in the trade (or art), or that could reasonably be acquired in similar work performed for other clients of RagingWire.

6.3	License Grants.

(a)	Grant by RagingWire. RagingWire hereby grants to Client a non-exclusive, non-transferable, royalty-free license, during the Term, to use the RagingWire Technology solely for the purpose of receiving the Services and for no other purpose.

(b)	Grant by Client. Client agrees that in the course of providing the Services, it may be reasonably necessary for RagingWire to access Client equipment and use Client Technology, RagingWire is hereby granted and shall have a non-exclusive, non-transferable, royalty-free license, during the Term, to use the Client Technology solely for the purpose of providing the Services to Client, subject to Section 6.2(b) (“General Skills and Knowledge”), and for no other purpose.

6.4	Restrictions. Each Party’s Technology shall be used by the other Party, the other Party’s Representatives and agents only in a manner consistent with the rights granted in Section 6.3(a) (“Grant By RagingWire”) and 6.3(b) (“Grant By Client”). Each Party agrees to ensure that no portion of the other Party’s Technology is displayed outside the Data Center(s) or distributed in any way to any third party. Each Party shall not rent, lease, license, distribute, transfer, reproduce, display, modify, publicly perform, or timeshare the other Party’s Technology, or any portion thereof, or use the other Party’s Technology as a component of or a basis for products or services prepared for sale, license, lease, access, or other marketing or distribution. Neither Party nor any of their respective Representatives or agents shall prepare any derivative work based on the other Party’s Technology or other materials provided to a Party to the other Party. Though not authorized to do so, should a Party or any of its Representatives or agents create any derivative works of the other Party’s Technology, the Party, on behalf of itself and its Representatives and/or agents, hereby assigns any and all right, title and interest (including, without limitation, Intellectual Property Rights) in such derivative works to the other Party. Neither Party nor any of their respective Representatives or agents shall translate, reverse engineer, decompile, or disassemble the other Party’s Technology. Neither Party shall allow any third party or unlicensed user or computer system to access or use the other Party’s Technology. Each Party agrees not to demonstrate or disclose the results of any testing or bench-marking of the other Party’s Technology, to any third party, without the other Party’s prior written permission.

RAGINGWIRE CONFIDENTIAL AND PROPRIETARY INFORMATION

Master Services Agreement #12223.0.1 – Looksmart, Ltd.

7.	RAGINGWIRE’S WARRANTIES AND SERVICE LEVEL GOALS

7.1	RagingWire Warranties. RagingWire represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) it is in compliance, in all material respects, with applicable law regarding the Services.

7.2	Service Level Goals. “Service Level Goals” means the service level goals applicable to the Services provided by RagingWire as set forth in the applicable SLA. If Client experiences any Service performance issues or failures, such as Service Outages, described in an applicable SLA, as a result of RagingWire’s failure to provide the Services, the remedies and credits described in the applicable SLA shall apply and serve as Client’s sole remedy for such failure. Client must request credits within 15 days of the Service Outage by sending an email to legal@ragingwire.com.

7.3	Liquidated Damages. The Parties acknowledge and agree that because of the unique nature of the Services contemplated by this Agreement, it is difficult or impossible to determine with precision the specific amount of damages that might be incurred by Client as a result of a failure of RagingWire to meet the Service Level Goals, or the specific amount that should be the responsibility of RagingWire in such circumstances. It is further understood and agreed by the Parties that Client shall be damaged by such failure of RagingWire to meet the Service Level Goals, that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, that any credits that become payable under Section 7.2 (“Service Level Goals”) or under a SLA are in the nature of liquidated damages, and not a penalty, and are fair and reasonable under the circumstances, and such payments represent a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from RagingWire’s failure to meet the Service Level Goals. As an essential part of this Agreement and any SLA, the liquidated damages payable under this Section shall be the sole and exclusive measure of damages and remedy for Client, and the sole and exclusive liability and obligation of RagingWire, arising out of or in any way relating to RagingWire’s failure to meet the Service Level Goals. The Parties further acknowledge and agree that the pricing and other terms contained in this Agreement reflect and are based upon the intended allocation of risk between the Parties as reflected in Section 7.2 (“Service Level Goals”), elsewhere in this Agreement, in any SLA, and form an essential part of this Agreement. This Section 7.3 states Client’s sole and exclusive remedy for any failure by RagingWire to meet Service Level Goals.

Client Initial	RagingWire Initial

7.4	No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 7 (“RAGINGWIRE’S WARRANTIES AND SERVICES LEVEL GOALS”), THE SERVICES ARE PROVIDED ON AN “AS IS” BASIS, AND CLIENT’S USE OF THE SERVICES IS AT CLIENT’S OWN RISK. RAGINGWIRE DOES NOT MAKE, AND HEREBY DISCLAIMS WITHOUT LIMITATION, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. RAGINGWIRE DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, COMPLETELY SECURE, OR THAT ALL ERRORS WILL BE CORRECTED. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSIONS MAY NOT APPLY TO CLIENT. IN THAT EVENT, ANY IMPLIED WARRANTIES ARE LIMITED IN DURATION TO 45 DAYS FROM THE INITIAL DELIVERY OF THE APPLICABLE SERVICES. RAGINGWIRE DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES THAT CLIENT’S USE OF THE SERVICES WILL SATISFY ANY STATUTORY OR REGULATORY OBLIGATIONS, OR WILL ASSIST WITH, GUARANTEE, OR OTHERWISE ENSURE COMPLIANCE WITH ANY APPLICABLE LAWS OR REGULATIONS INCLUDING THE U.S. HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 (“HIPAA”), THE U.S. GRAMM-LEACH-BLILEY ACT OF 1999, U.S. THE SARBANES-OXLEY ACT OF 2002, OR OTHER GOVERNMENT MANDATES, STATUTES, OR REGULATIONS. YOU ARE SOLELY RESPONSIBLE FOR ENSURING THAT YOUR USE OF THE SERVICES IS IN ACCORDANCE WITH APPLICABLE LAW AND REGULATIONS, INCLUDING GOVERNMENT CONTROLS.

7.5

Disclaimer of Actions Caused by and/or Under the Control of Third Parties. RAGINGWIRE DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM RAGINGWIRE’S NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE

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PERFORMANCE OF THE INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT CLIENT’S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH RAGINGWIRE WILL TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, RAGINGWIRE CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. IT IS CLIENT’S RESPONSIBILITY TO ENSURE THAT THE INFORMATION TRANSMITTED AND RECEIVED BY CLIENT, ITS REPRESENTATIVES, AND ITS CUSTOMERS COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS. ACCORDINGLY, RAGINGWIRE DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS, AND CLIENT ACCEPTS SUCH DISCLAIMER WITHOUT LIABILITY TO RAGINGWIRE.

8.	CLIENT’S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

8.1	Warranties. Client represents and warrants that:

(a)	It has the legal right and authority to enter into this Agreement and perform its obligations hereunder;

(b)	The performance of its obligations and use of the Services by Client, its Representatives, and its customers will not violate any applicable laws, regulations, or the Rules and Regulations;

(c)	All equipment, materials, and other tangible items placed by Client at the Data Center(s) will be configured and used in compliance with all applicable RagingWire and manufacturer specifications including, without limitation, power outlet, power consumption, and clearance requirements.

8.2	Breach of Warranties. If Client breaches any of the warranties in Section 8.1 (“Warranties”), in addition to any other remedies available at law or in equity, RagingWire will have the right, in its reasonable discretion, to immediately suspend a Service(s) to Client if the breach is material in nature and the Service(s) to be suspended are of immediate danger to personnel, equipment, or services at the Data Center. RagingWire will provide notice as provided in Section 12 (“Termination”) and an opportunity to cure to Client, if practical, depending on the nature, severity, and materiality of the breach. Once such breach is cured, RagingWire will use commercially reasonable efforts to restore the Services. If such breach is not cured within 30 days after notice to Client, RagingWire may terminate this Agreement or any SLA at any time thereafter in accordance with Section 12 (“Termination”).

8.3	Compliance with Laws; Rules and Regulations. Client agrees that it shall use the Services only for lawful purposes and in accordance with this Agreement and any SLA. Client will comply at all times with applicable laws and regulations and the Rules and Regulations (as revised or amended by RagingWire from time to time).

8.4	Access and Security.

(a)	Representatives. For an individual to be a Representative, the individual must be identified by Client prior to first access to the Data Center by such Representative. All Representatives must be authenticated by Client’s Account Custodian and have received a valid password issued in order to become effective. All Representatives must present a government ID with picture to be enrolled in RagingWire’s security system. Client must promptly submit and authenticate any changes regarding its Representatives to RagingWire. RagingWire shall have no liability for relying on outdated information which has not been properly updated by Client.

(b)	Use of Passwords. Client acknowledges and agrees that it is responsible for maintaining the confidentiality of its passwords distributed to Representatives, and agrees to notify RagingWire if it discovers that a password is lost, stolen, disclosed to an unauthorized third party, or otherwise may have been compromised. Client shall be entirely responsible for any and all activities which occur under Client’s passwords, whether or not Client or its Authorized Users are the entity or individuals undertaking such activities.

(c)	Data Center Access. Except with the advance written consent of RagingWire, Client’s access to the Data Center(s) shall be limited solely to the Representatives. Representatives will have 24 x 7, year round access to the Data Center(s). Representatives shall have access only to those areas authorized by RagingWire, and Representatives are prohibited from accessing other areas of the Data Center(s) unless accompanied by an authorized RagingWire representative. Client and its Representatives shall cooperate with and comply with all security and safety measures promulgated by RagingWire from time to time, including, without limitation, the use of entry and exit logs and agreements, key cards, voice, photo, biometric, or other personal identification recognition devices, and other mechanisms and devices for registering, tracking, and limiting access to the Data Center(s).

8.5	Relocation of Client. If it becomes necessary to relocate Client to another area of the Data Center, with reasonable advance notice to Client (in no case less than 90 days notice), Client may, at its option, terminate this Agreement.

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8.6	Cameras. Neither Client nor any of its Representatives shall utilize, install, or configure any camera or other media device so as to view, record, or transmit any images or information regarding the Data Center(s). In order to maintain each Client’s privacy, all camera installations may be used by Client solely to view its own cage or cabinet will be performed by RagingWire.

8.7	Confidentiality. Client and its Representatives agree that information that they may observe or come into contact with while in the Data Center(s) may be the confidential and proprietary information of RagingWire and/or third parties.

8.8	Suspension and Termination of Representative Access to Data Center. RagingWire shall have the right to suspend and/or terminate a Representative’s access to the Data Center(s) at any time for any material failure by such Representative to comply with the terms of this Agreement and/or the Rules and Regulations. In the event that access is terminated, Client shall immediately take steps, to RagingWire’s reasonable satisfaction, to ensure that Client’s remaining Representatives shall conform their conduct to the terms of this Agreement and the Rules and Regulations.

8.9	Scheduled and Emergency Maintenance. RagingWire will conduct routine scheduled maintenance of the Data Center(s) according to the maintenance schedule for the applicable Data Center, as such schedule may be modified from time to time by RagingWire. In the event that an urgent, mission-critical maintenance situation arises, RagingWire shall have the right to perform emergency maintenance on the Data Center(s). Any such emergency maintenance, not caused by the actions of RagingWire shall not constitute a breach of this Agreement. During such scheduled and emergency maintenance periods, the Services may be unavailable. Client agrees to cooperate with RagingWire during scheduled and emergency maintenance periods. RagingWire shall have to right to enter a cage in order to perform maintenance, inspect the condition of a cage, or remedy an emergency situation.

9.	INSURANCE

9.1	Insurance Levels. Client shall keep in full force and effect during the term of this Agreement:

(a)	Workers’ compensation insurance in an amount not less than that required by applicable law. Client shall ensure, and be solely responsible for ensuring, that its Representatives (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law and customary in the applicable industry.

(b)	A broad form Commercial General Liability Insurance policy providing for coverage of at least $2,000,000 for bodily injury and property damage; and the policy shall be:

(i)	Written on a “claims made” form;

(ii)	Shall be primary and not contributory with RagingWire’s liability insurance;

(iii)	Shall provide for not less than 30 days advance written notice to RagingWire from the insurer or insurers, if more than one, of any cancellation, nonrenewal, or material change in coverage or available limits of liability; and

(iv)	Shall be issued by an insurance company with a rating of no less than A-V in the current Best’s Insurance Guide, or otherwise be acceptable to RagingWire, and admitted to engage in the business of insurance in the state in which the Services are actually provided (notwithstanding the provisions of Section 3.1 (“Delivery of Services”).

(c)	Client’s Commercial General Liability Insurance coverage may be provided by a combination of primary, excess, and umbrella policies, provided that those policies are absolutely concurrent in all respects regarding the coverage afforded by the policies.

(d)	The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy.

(e)	Client shall be solely responsible to procure and maintain property insurance coverage for its equipment and all other items of Client’s property from any and all risks in, on, at or about the Data Center(s) at which the Services are provided, including, without limitation, fire, fire protection system failure, and earthquake damage.

9.2	Certificates of Insurance. Upon written request, Client shall:

(a)	Deliver to RagingWire certificates of insurance which evidence the minimum levels of insurance set forth in Section 9.1 (“Insurance Levels”); and

(b)	Cause its insurance provider(s) to name RagingWire as an additional insured and to notify RagingWire in writing of the effective date of such coverage.

Client shall deliver the certificates of insurance required by this Section 9.2 to RagingWire on or before the first entry of Client or a Representative onto any Data Center, and again at least 10 days before the expiration date of any applicable policy, and again on renewal of any applicable policy.

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9.3	Obligations Continue Regardless of Insurance. The insurance requirements set forth in this Section 9 (“Insurance”) are independent of the indemnification and other obligations under this Agreement and shall not be construed or interpreted in any way to restrict, limit or modify the indemnification and other obligations or to limit Client’s liability under this Agreement.

9.4	Waiver of Subrogation Rights. Client agrees to cause its insurance companies issuing its insurance policies to waive any subrogation rights that those insurance companies may have against the RagingWire by way of contract or otherwise. Client hereby waives any right that it may have against RagingWire on account of any bodily injury or property loss or damage to the extent that such loss or damage is insured hereunder under Client’s insurance policies.

10.	LIMITATIONS OF LIABILITY

10.1	Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING A DATA CENTER DOES SO AT HIS OR HER OWN RISK. RAGINGWIRE SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN RAGINGWIRE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.2	Damage to Client Equipment. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CLIENT EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE OTHER PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. TO THE EXTENT RAGINGWIRE IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, CLIENT EQUIPMENT FOR ANY REASON, SUCH LIABILITY SHALL BE LIMITED SOLELY TO THE THEN CURRENT MARKET VALUE OF THE CLIENT EQUIPMENT, EXCLUDING (a) ANY LOST DATA, (b) LOST SOFTWARE, AND/OR (c) LOST FIRMWARE.

10.3	Waiver of Consequential and Incidental Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE OR RESPONSIBLE TO CLIENT OR ANY THIRD PARTY FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, LOSS OF RIGHTS OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE.

10.4	Hazardous Materials; Assumption of Risk. CLIENT ACKNOWLEDGES THAT CERTAIN HAZARDOUS OR TOXIC SUBSTANCES, MATERIALS, OR WASTE (COLLECTIVELY, “HAZARDOUS MATERIALS”), INCLUDING BUT NOT LIMITED TO BATTERY ACID, HIGH VOLTAGE ELECTRICITY, AND DIESEL FUEL, MAY BE PRESENT IN OR AROUND THE DATA CENTER(S) AND THAT CLIENT AND ITS REPRESENTATIVES MAY BE EXPOSED TO SUCH HAZARDOUS MATERIALS. CLIENT IS AWARE OF THE INHERENT RISKS OF INJURY AND PROPERTY DAMAGE INVOLVED IN RAGINGWIRE’S NORMAL OPERATIONS OF THE DATA CENTER(S), INCLUDING, WITHOUT LIMITATION, RISKS DUE TO OCCUPATIONAL OR ENVIRONMENTAL EXPOSURE TO HAZARDOUS MATERIALS KNOWN TO CAUSE CANCER, BIRTH DEFECTS, REPRODUCTIVE HARM, OR OTHER PHYSICAL AILMENTS. CLIENT ASSUMES KNOWN AND UNKNOWN RISKS OF INJURY AND PROPERTY DAMAGE THAT MAY RESULT FROM EXPOSURE TO HAZARDOUS MATERIALS IN OR AROUND THE DATA CENTER(S), EXCEPT FOR INJURY AND PROPERTY DAMAGE RESULTING FROM RAGINGWIRE’S WILLFUL MISCONDUCT.

10.5	Maximum Liability. RAGINGWIRE’S MAXIMUM AGGREGATE LIABILITY TO CLIENT (INDIVIDUALLY AND COLLECTIVELY) RELATED TO OR IN CONNECTION WITH THIS AGREEMENT AND ANY SLA WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CLIENT TO RAGINGWIRE HEREUNDER FOR THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST EVENT WHICH GAVE RISE TO SUCH LIABILITY.

10.6	Service Outage Exclusions. The unavailability of Services due to the following will not be considered to be Service Outages, nor will credits be issued for:

(a)	The failure or unavailability of any Client circuits or equipment;

(b)	Client’s software applications, content, or Client configurations;

(c)	Acts or omissions of Client or its Representative(s);

(d)	A Force Majeure Event;

(e)	Services provided by a third party outside of RagingWire’s control (e.g. if RagingWire is providing off-site tape backup storage services for Client and all of RagingWire’s vendors for off-site tape backup storage services go on strike). However, if RagingWire hires a subcontractor to perform Services, and the subcontractor doesn’t perform or under performs (excepting a force majeure or other catastrophic failure), RagingWire will remain liable and a credit will be issued;

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Master Services Agreement #12223.0.1 – Looksmart, Ltd.

(f)	Scheduled maintenance, emergency maintenance, or Client Planned or Requested Outages;

(g)	Client’s actual power consumption exceeding 80% of the capacity of a power circuit;

(h)	Failure of Client to plug each cord on dual corded equipment into separate uninterruptible power supplies (“UPS”);

(i)	Client plugging one (1) or more power strip into another power strip;

(j)	Using single corded equipment where the use of dual corded equipment would have prevented the equipment from losing power, or connecting dual corded equipment to the same UPS;

(k)	The activation or the required periodic testing pursuant to State or local laws or regulations, of any of the Emergency Power Off (“EPO”) switches;

(l)	Failure of Client to purchase redundant ports;

(m)	The failure of Internet traffic exchange points including, but not limited to, Network Access Points (“NAPs”) and Metropolitan Area Exchanges (“MAEs”); or

(n)	The performance (or lack thereof) of Internet networks controlled by others.

10.7	Credit Limitations. Client may not receive more than a day’s credit under a SLA for any 24 hour period. The total credits for a Service in a calendar month may not exceed the MRC for that Service for the applicable month.

10.8	Basis of the Bargain; Failure of Essential Purpose. The Parties acknowledges that RagingWire has set its prices and entered into this Agreement and the SLA(s) in reliance upon the limitations, exclusions, and disclaimers of liability and the disclaimers of warranties and damages set forth in this Agreement and the SLA(s), and that such limitations, exclusions, and disclaimers are fundamental elements and form an essential basis of the bargain between Client and RagingWire. RagingWire would not be able to have provided the Services to Client without such limitations. The limitations and exclusions of liability and disclaimers specified in this Agreement shall survive and apply even if the remedies provided herein are found to have failed of their essential purpose.

11.	INDEMNIFICATION

11.1	Indemnification By RagingWire. Subject to the limitations of liability set forth herein, RagingWire agrees to indemnify, defend, and hold harmless Client, its employees, agents, affiliates from and against any and all costs, liabilities, losses, and expenses (including without limitation reasonable attorneys’ fees) (collectively, “Losses”) resulting from any claim, suit, action, or proceeding (each, an “Action”) brought by any third party against Client or its affiliates alleging the infringement or misappropriation by RagingWire of any Intellectual Property Rights relating to the delivery or use of the Services (excluding any contributory infringement by the Client). Client may retain its own counsel to assist in the defense of any indemnified Action, at its own expense provided RagingWire shall retain control over such defense.

11.2	Indemnification By Client. Client agrees to indemnify, defend, and hold harmless RagingWire, its employees, agents, affiliates, and clients (collectively the “RagingWire Indemnitees”) from and against Losses resulting from any Action brought by any third party against any of the RagingWire Indemnitees alleging the infringement or misappropriation of any Intellectual Property Rights by Client or its Representatives:

(a)	Relating to the use of the Services in a manner not authorized by RagingWire;

(b)	Resulting from RagingWire’s compliance with Client’s designs, specifications, or instructions;

(c)	Resulting from Client’s use or combination of the Services with any items not supplied by RagingWire or Client’s failure to use updated or modified versions of the Services, or

(d)	Resulting from any information provided by Client to RagingWire;

The RagingWire Indemnitees may retain their own counsel to assist in the defense of any indemnified Action, at their own expense provided Client shall retain control over such defense.

11.3	Notice. Each Party’s indemnification obligations set forth in Section 11.1 (“Indemnification By RagingWire”) and Section 11.2 (“Indemnification By Client”) shall be subject to the following:

(a)	Receiving prompt and sufficient written notice of the existence of any Action so that the indemnifying Party is not prejudiced by a lack of notice;

(b)	Being able, at its option, to control the defense of such Action;

(c)	The indemnified Party not settling any such action, claim, or suit without the indemnifying Party’s prior written consent; and

(d)	Receiving full cooperation of the indemnified Party in the defense of such Action.

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Master Services Agreement #12223.0.1 – Looksmart, Ltd.

11.4	Enjoinment. If the Services under the terms of this Agreement are, or are likely to be, enjoined or RagingWire desires to limit its exposure to an Action, then RagingWire may, at its sole option and expense, either:

(a)	Procure for Client the right to continue using such Services under the terms of this Agreement;

(b)	Replace or modify such Services so that it is or they are non-infringing and substantially equivalent in function to the enjoined Services; or

(c)	If options (a) and (b) above cannot be accomplished despite the commercially reasonable efforts of RagingWire, then either party may terminate this Agreement with respect to such Services and RagingWire will refund to Client the unearned portion of any fees paid to RagingWire.

11.5	Sole and Exclusive Obligations and Remedies. THE FOREGOING INDEMNITY AND LIMITED REMEDIES ARE RAGINGWIRE’S SOLE AND EXCLUSIVE OBLIGATIONS, AND CLIENT’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS.

12.	TERMINATION

12.1	Termination on Service End Date in SLA.

(a)	Left Blank Intentionally.

(b)	The termination of any particular Service will not affect Client’s obligation to pay for other Services or any other amounts due from Client to RagingWire.

(c)	Either Party may terminate this Agreement upon the termination of the last active SLA between the Parties by providing the other Party with 30 days written notice.

12.2	Termination For Cause.

(a)	For Curable Breach. Subject to Section 7.2 (“Service Level Goals”), either Client or RagingWire may terminate this Agreement and any SLA if the other Party breaches any material term or condition of this Agreement and fails to cure such breach within 30 days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from RagingWire. Client may also terminate Services to be provided in the future and the obligation to pay for such future Services in accordance with the terms of the applicable SLA(s).

(b)	Insolvency. A Party may terminate this Agreement and any SLA effective upon written notice to the other Party, if the other Party:

(i)	Becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors (not brought by the Party seeking to terminate this Agreement and any SLA), if such involuntary petition or involuntary proceeding is not dismissed within 30 days of filing; or

(ii)	Becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors.

(c)	Incurable Breach. Either Party may terminate this Agreement and any SLA effective upon written notice, if the other Party has breached its obligations of confidentiality set forth in Section 6.1 (“Confidential Information”).

12.3	No Liability Upon Expiration. Neither Party shall be liable to the other Party for any expiration of any Service in accordance with the terms of the applicable SLA or, excepting Section 12.2 (“Termination for Cause”), this Agreement in accordance with its terms.

12.4	Effect of Termination. Upon the effective date of termination of a Service pursuant to this Agreement:

(a)	Termination of Service. RagingWire will immediately cease providing such Service.

(b)	Payment. Any and all payment obligations of Client under this Agreement for such Service provided through the date of termination shall immediately become due and payable, and such payment obligations shall accrue interest, from the date that is 30 days after the final invoice date for such Service, at the Applicable Rate.

12.5	Survival. Those provisions of this Agreement which by their nature are meant to survive termination or expiration of this Agreement shall survive termination or expiration of this Agreement.

13.	MISCELLANEOUS PROVISIONS

13.1	Force Majeure. Excepting any financial obligations arising under this Agreement, neither RagingWire nor Client shall be liable for any failure or delay in its performance, including Service Outages, under this Agreement due to any cause beyond its reasonable control, including, without limitation, acts of war, acts of God, earthquake, flood, fire, embargo, riot, sabotage, terrorism, labor dispute, strike or lockout, failure of an energy provider to supply power, governmental act, or failure of the Internet (not resulting from the actions or inactions of a Party) (each, a “Force Majeure Event”).

RAGINGWIRE CONFIDENTIAL AND PROPRIETARY INFORMATION

Master Services Agreement #12223.0.1 – Looksmart, Ltd.

13.2	No Lease; Other Limitations. This Agreement is an agreement for services and is not intended to and shall not constitute a lease of any real property or a transaction for the sale of goods. Client acknowledges and agrees that:

(a)	It has been granted only a non-exclusive, non-transferable revocable license to enter and use the Data Center(s) in accordance with this Agreement;

(b)	Client has not been granted any real property interest in the Data Center(s);

(c)	Client has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances, and to the full extent permissible under law waives and releases any rights or remedies with respect thereto;

(d)	This Agreement, to the extent it involves the use of space or property leased by RagingWire, shall be subordinate to any lease between RagingWire and its landlord(s);

(e)	The expiration or termination of any such lease shall terminate this Agreement as to such space or property subject to Client retaining any rights or claims it may have against RagingWire arising from the expiration or termination of such lease;

(f)	Except as expressly provided in Section 13.11 (“Assignment”), Client shall have no right to transfer its rights of entry and use to the Data Center(s) in whole or in part, and any attempted sublicense or transfer of its right of use and occupancy under the licenses granted under this Agreement shall be void.

13.3	Marketing. Each Party agrees that during the term of this Agreement the other Party may publicly refer to it, orally and in writing, as a client or vendor (as the case may be). Any other public reference to one Party by the other Party will require the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Each Party hereby grants the other Party a non-exclusive, non-transferable, royalty-free, revocable license to its trade names and trademarks solely in connection with the rights granted in this Section 13.3.

13.4	Government Regulations. RagingWire and Client will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the United States in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Client operates or does business.

13.5	Non-Solicitation. During the Term, neither RagingWire nor Client will, and each Party will ensure that its respective affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other Party. Client further agrees that during the Term, it will not, directly or indirectly, solicit or attempt to solicit for employment any persons contracted by RagingWire to provide any Services to Client.

13.6	No Third Party Beneficiaries. RagingWire and Client each agrees that, except as otherwise expressly provided in Section 11 (“Indemnification”), there shall be no third party beneficiaries to this Agreement, including without limitation the insurance providers of Client or the customers of Client.

13.7	Governing Law; Choice of Forum. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law). The United Nations Convention on Contracts For the International Sale of Goods shall not apply to this Agreement. Any litigation resulting from a dispute or claim arising under or relating to this Agreement shall be resolved in a state or federal court in Northern California (San Jose to Sacramento). The Parties specifically submit and avail themselves to the personal jurisdiction and subject matter jurisdiction of the state and federal courts located in Northern California. The prevailing Party in any such action shall be awarded its actual attorneys’ fees as well as expert consultant fees incurred.

13.8	Left Blank Intentionally

13.9	Informal Dispute Resolution. The Parties shall endeavor to settle by mutual discussions in good faith any disputes or claims arising under or relating to this Agreement or any SLA, including the existence, validity, interpretation, performance, termination, or breach of this Agreement or any SLA. Within 10 days of a Party’s notice of a dispute or claim, at least one management level representative from each Party who is not directly involved in the dispute and with proper authority to resolve this matter shall meet face to face and use all reasonable efforts to resolve the matter, (except that either Party may seek immediate injunctive relief if necessary to preserve its rights hereunder).

13.10

Severability; Waiver. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality,

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Master Services Agreement #12223.0.1 – Looksmart, Ltd.

or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent or continuing breach or default, and will not act to amend or negate the rights of the waiving Party.

13.11	Assignment. Either Party may assign and/or novate this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. All other assignments may be made with the prior written consent of the other Party, which consent shall not be withheld unreasonably. This Agreement will bind and inure to the benefit of each Party’s permitted assigns.

13.12	Notice. Any notice or communication required or permitted to be given under this Agreement may be:

(a)	Delivered by hand;

(b)	Deposited with an overnight courier; or

(c)	Sent by registered or certified mail, return receipt requested, postage prepaid.

In each case, to the address of the receiving Party as listed at the end of this Agreement, or at such other address as may later be furnished in writing by either Party to the other Party. Such notice shall be deemed to have been given upon personal delivery; the day of delivery to the other Party for overnight delivery; or three (3) days after deposit in the mail. Notwithstanding the foregoing, invoices, Notices of Service Commencement, and similar routine notices relating to the Services may be delivered from RagingWire to Client by email, fax, or first class mail (postage prepaid) and such notices shall be deemed to have been given one (1) day after emailed, faxed, or deposited in the mail.

13.13	Relationship of Parties. RagingWire and Client are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between RagingWire and Client. Neither RagingWire nor Client will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent, except as otherwise expressly provided in this Agreement.

13.14	Energy Prices. RagingWire will not modify the rates for the Service during the first six (6) months following the Service Commencement Date; provided, however, that, notwithstanding anything to the contrary in the Agreement, RagingWire may increase (or decrease) the rates associated with an existing Service at any time after the first six (6) months of the Term in order to pass through increases (or decreases) in such Service’s underlying power utility costs by notifying Client in writing at least thirty (30) days prior to the effective date of such rate change. Such increase or decrease will only apply to the price of the energy portion of any bundled service. If requested by Client in writing, RagingWire will provide third party documentation to Client evidencing such increase or decrease. In the event that the underlying utility power cost is increased more than twenty-five percent (25%) of the then current cost for power, Client shall have the right to terminate the Services affected by such power increase without penalty, provided that Client delivers written notice to RagingWire within thirty (30) days of RagingWire’s notice of change. If RagingWire does not otherwise waive the change, the termination under this Section shall be effective ninety (90) days from the date of Client’s notice to RagingWire.

13.15	Non-Recurring Charges. Unless otherwise specified in a SLA, Non-Recurring Charges (“NRC”) are fees for installation and setup of services. RagingWire retains ownership of all materials, equipment, and other items it provides in regards to NRC.

13.16

Remote Hands and Eyes Services. Unless otherwise specified in a SLA, Client may request that RagingWire perform “Remote Hands and Eyes Services” at RagingWire’s data centers on Client’s equipment such as cycling power, swapping labeled tapes, swapping defective hardware components, changing labeled cables, and performing other tasks requiring a similar skill level. All requested Services will be charged in one half ( 1/2) hour increments with a one half ( 1/2) hour minimum per Service Request at the Remote Hands and Eyes rate per the Standard Rate Sheet at the time the Service is performed. Client may purchase prepaid block of Service at a discounted price from the Standard Rate Sheet. 60 minute response time once the Service Request is received by RagingWire. Remote Hands and Eyes Services are available 24 x 7, year round.

13.17	Added Services. Client and RagingWire may agree to increase or add Services under a SLA during the SLA’s Term. The Services will remain in effect for the remainder of the Term. The increase or addition of Services will be reflected in a Client Change Order form or other similar form signed by the Parties and will amend/or and modify the SLA. Services may not be decreased during the Term.

13.18	Power Requirements.

(a)	Client agrees to plug each cord on dual corded equipment into separate uninterruptible power supply units (UPS).

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Master Services Agreement #12223.0.1 – Looksmart, Ltd.

(b)	Client agrees that it will not plug a power strip into another power strip (daisy-chaining power strips), and Client will follow other power and infrastructure guidelines as set forth by RagingWire

(c)	Watts are calculated as amps times volts.

(d)	Client may not draw more than 67% steady state power of a power circuit’s amperage rating.

13.19	RagingWire Policies and Procedures. Client agrees to make sure that their Representatives actions at any Data Center comply with RagingWire’s policies and procedures against workplace violence, harassment, or discrimination.

13.20	Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, a SLA, and any other document made a part hereof, the documents shall control in the following order: (a) the SLA(s) and Exhibit(s); (b) signed Change Forms to a SLA; (c) this Agreement; and then (d) other signed documents.

13.21	Fit Up/Storage Rooms. RagingWire has fit up and storage rooms (“Fit Up/Storage Rooms”) available for use by its Clients. As there are a limited number of rooms available, RagingWire asks that Clients give RagingWire as much advance notice as possible, when Client wishes to use a Fit Up/Storage Room. RagingWire does not guarantee that a Fit Up/Storage Room will be available at all times. RagingWire shall have no liability if a Fit Up/Storage Room is not available. The fees below are effective until December 31, 2010. Effective as of January 1 of each year, RagingWire reserves the right to change the fees listed below. The Fit Up/Storage Rooms are subject to the following conditions.

(a)	Setup/Cleaning Fee. Client agrees to pay a […***…] setup/cleanup fee after vacating a Fit Up/Storage Room.

(b)	Daily Fee. Client will be allowed to use a Fit Up/Storage Room without a daily fee for seven (7) days. Starting on the eight (8th) day, Client agrees to pay […***…] for use of a Fit Up/Storage Room.

(c)	Maximum Number of Days. Client may use a Fit Up/Storage Room for a maximum of 30 days, unless a longer period of time is approved in writing and signed by RagingWire (“Extension”). If Client has not vacated a Fit Up/Storage Room at the end of 30 days (absent an Extension), RagingWire will ship all items remaining in the Fit Up/Storage Room used by Client to Client, and Client agrees to pay for the shipping costs.

(d)	Disaster Recovery Use Takes Precedence. The use of the Fit Up/Storage Rooms for disaster recovery purposes takes precedence over all other uses of the rooms by Clients.

(e)	Right to Relocate. RagingWire will have the right to move Client’s equipment, supplies, etc., from a Fit Up/Storage Room to another part of the Data Center without approval from Client. RagingWire will notify Client in advance if RagingWire intends to move Client. However, if RagingWire is moving Client due to disaster recovery needs, RagingWire will notify Client as soon as it is practical, given the circumstances.

13.22	Exclusive Right. Unless specifically agreed to otherwise in a SLA, RagingWire retains the exclusive right to effect, at Client’s cost, all installations necessary for Client’s use of space and Services in RagingWire’s Data Center(s), including without limitation power whip installation, overhead cabling, cage installation, cabinet installation, seismic bracing, and security systems.

13.23	Entire Agreement; Counterparts; Originals. This Agreement, including all other agreements referred to in this Agreement and documents incorporated by reference, constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings, and agreements, written and oral, regarding such subject matter. Any terms and conditions in any purchase order or other response by Client which are additional to or different from the terms and conditions of this Agreement are hereby deemed rejected by RagingWire without need of further notice of rejection, and shall not be of any effect or in any way binding upon RagingWire. Such purchase order or other response shall not be deemed to be made a part of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of executing this Agreement:

(a)	A document signed and transmitted by facsimile shall be treated as an original document;

(b)	The signature of any Party on such document shall be considered as an original signature;

(c)	The document transmitted (or the document of which the page contained the signature or signatures of one (1) or more of the Parties is transmitted) shall have the same effect as a counterpart thereof containing original signatures; and

(d)	At the request of a Party, each Party who executed a document transmitted by facsimile, shall re-execute such document or a counterpart as an original.

*** Confidential Treatment Requested

RAGINGWIRE CONFIDENTIAL AND PROPRIETARY INFORMATION

Master Services Agreement #12223.0.1 – Looksmart, Ltd.

No Party may raise the use of a facsimile for the purpose of transmitting a signature of that Party or another party as a defense to the enforcement of this Agreement or any other document required to be delivered in accordance with its terms, including any amendment thereof. This Agreement may be changed only by a written document signed by authorized representatives of RagingWire and Client. For purposes of this Agreement, the term “written” means anything reduced to a tangible form by a Party, including a printed or handwritten document. However, emails, even if they include a typed name and/or signature block do not constitute signed writings.

IN WITNESS WHEREOF, the Parties have read the foregoing and all documents incorporated in this Agreement and agree and accept such terms as of the Effective Date.

LOOKSMART, LTD.		RAGINGWIRE ENTERPRISE SOLUTIONS, INC.

Signature:	/s/ Edward F. West	Signature:	/s/ Yatish Mishra

Print Name:	Edward F. West	Print Name:	Yatish Mishra

Title:	Chief Executive Officer	Title:	President and CTO

Date:	October 30, 2009	Date:	October 30, 2009

Address:	625 2nd Street, San Francisco, CA 94107	Address:	PO Box 348060, Sacramento, CA 95834-8060

(Note: Please initial on page 5 after Section 7.3)

Billing Address:	(If different than above)	Address For Notice to RagingWire:
RagingWire Enterprise Solutions, Inc. Attn: Legal Department Sacramento, CA 95834

[Exhibit A – Rules and Regulations continued on the next page]

RAGINGWIRE CONFIDENTIAL AND PROPRIETARY INFORMATION

Master Services Agreement #12223.0.1 – Looksmart, Ltd.

Exhibit A

Rules and Regulations

1.	CONDITIONAL ENTRANCE. Entrance into the Data Center is conditioned upon acceptance of the following:

2.	ACCESS TO THE DATA CENTER.

a.	Restricted to persons conducting authorized business (collectively known as “Users”) at the Data Center.

b.	Persons under the age of 18 are not allowed in the Data Center.

c.	Persons entering the Data Center agree not to solicit, directly or indirectly, RagingWire’s employees, vendors, and clients.

3.	USE OF THE DATA CENTER. Users agree to:

a.	Follow all security and safety measures established by RagingWire.

b.	Transmit and receive information in compliance with all applicable laws and regulations and these Rules and Regulations.

c.	Keep all areas clean and clear of debris at all times.

d.	Wear appropriate attire for conducting business at the Data Center, i.e. no shorts or sandals or open toe shoes are allowed.

e.	Allow all bags, briefcases, boxes, and other items brought into the Data Center to be searched.

4.	CONDUCT AT THE DATA CENTER. Users shall not intentionally:

a.	Utilize or configure any camera or devices to view, record, or transmit any images/information regarding the Data Center.

b.	Make any unauthorized use of, interfere with, damage, deface, misuse, or abuse any property or equipment.

c.	Engage in, aid, or assist any activity that is in violation of the law.

d.	Commit any violent acts against any individual, or harass, threaten, or disturb any individual.

e.	Smoke or use any tobacco products in the Data Center.

f.	Store cardboard, plastic, or paper products on the raised floor area. Metal / fire rated plastic storage is acceptable.

g.	Allow an unauthorized individual to follow the User through a security door/mantrap into or exiting any part of the Data Center.

5.	PROHIBITED ITEMS. Users shall not bring any Prohibited Materials into the Data Center. “Prohibited Materials” include, without limitation, the following, any similar items, and any other items designated by RagingWire personnel:

a.	Explosives, weapons, and radioactive materials.

b.	Food and drink (except in designated cafeteria areas).

c.	Photographic, video, or other recording equipment of any kind except for tape back-up equipment.

d.	Hazardous/flammable materials, spray paint cans, soldering equipment, lighters, or any item creating smoke or fire.

e.	Alcohol, illegal drugs, and other intoxicants.

f.	Magnetic devices that could interfere with computer and telecommunications equipment.

g.	Animals (except those specially trained and used to assist the impaired in the Data Center).

6.	PROHIBITED ACTIVITIES. Users shall not intentionally:

a.	Engage in or assist any activity that is in violation of the law while at the Data Center or in connection with RagingWire’s services (“Services”).

b.	Violate, infringe, or misappropriate the privacy rights or property rights of others.

c.	Send unsolicited commercial messages or communications in any form to third parties (“spam”), except in compliance with applicable law.

d.	Send, post, host, or display harassing, abusive, libelous or obscene materials or assist in any similar activities.

e.	Intentionally omit, delete, forge, or misrepresent transmission information or withhold or cloak identity or contact information.

f.	Use RagingWire’s Services or the Data Center for any illegal purposes, in violation of any applicable laws, regulations, or service providers’ rules.

g.	Intentionally transmit or otherwise propagate computer viruses or similar destructive computer codes.

h.	Disturb the raised floor, anchor any item to the raised floor of the Data Center, or attach any items to a cage.

i.	Climb any cages, ladders, racks, or any support structures.

j.	Engage in any other activities that may be deemed prohibited by RagingWire for the purposes of safety, privacy, system reliability, protection of equipment, systems, data, and personnel at the data center, and compliance with laws or regulations from governmental agencies.

If a User becomes aware of any Prohibited Activities, User will (a) immediately notify RagingWire personnel and (b) use commercially reasonable efforts to remedy such Prohibited Activities immediately, if under the control of the User.

7.	SUSPENSION AND/OR TERMINATION OF ACCESS. RagingWire shall have the right, in its sole discretion, to suspend and/or terminate a User’s access to the Data Center/Services at any time.

8.	CONFIDENTIALITY. Information/items a User observes or come into contact with while in the Data Center may be the confidential information of RagingWire and/or third parties, and User may have legal obligations regarding the confidentiality of such information/items. User should check with User’s employer as to User’s legal obligations.

9.	MODIFICATION. RagingWire may modify these Rules and Regulations at any time. Changes will become effective immediately.

10.	CONTACT INFO. Send questions or comments via email to: security@ragingwire.com

RAGINGWIRE CONFIDENTIAL AND PROPRIETARY INFORMATION